Exhibit 99.2

DANVERS BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:	October 28, 2010

Contacts:	Kevin T. Bottomley	L. Mark Panella
	President and CEO	Executive Vice President and CFO

Phone:	(978) 739-0263	(978) 739-0217
Email:	kevin.bottomley@danversbank.com	mark.panella@danversbank.com

Danvers Bancorp, Inc. Announces Doubling of Dividend Rate and
Declares 3rd Quarter Cash Dividend on Common Stock

DANVERS, MASSACHUSETTS (October 28, 2010): Danvers Bancorp, Inc. (the “Company”) (NASDAQ: DNBK), the holding company for Danversbank (the “Bank”), announced today that its Board of Directors has declared a regular quarterly cash dividend on its common stock of $.04 per share, reflecting a 100% increase in the previous quarter’s cash dividend amount of $.02 per share.

Kevin T. Bottomley, Chairman, President and Chief Executive Officer, commented on the increase in the dividend rate, “We are pleased with our financial performance to date and welcome the opportunity to share the success with our stockholders in the form of a higher return on their investment.”

The dividend will be payable on December 3, 2010 to stockholders of record at the close of business on November 12, 2010.

Company Profile

Danvers Bancorp, Inc., the holding company for Danversbank, is headquartered in Danvers, Massachusetts.  The Company has grown to $2.6 billion in assets through acquisitions and internal growth, including de novo branching.  We conduct business from our main office located at One Conant Street, Danvers, Massachusetts, and our 27 other branch offices located in Andover, Beverly, Boston, Cambridge, Chelsea, Danvers, Hamilton, Malden, Manchester, Middleton, Needham, Peabody, Reading, Revere, Salem, Saugus, Topsfield, Waltham, Wilmington and Woburn, Massachusetts.  Our business consists primarily of making loans to our customers, including C&I loans, commercial real estate loans, owner-occupied residential mortgages and consumer loans and investing in a variety of investment securities.  We fund these lending and investment activities with deposits from our customers, funds generated from operations and selected borrowings. We also provide wealth management and trust services, treasury management, debit and credit card products and online banking services.  Additional information about the Company and its subsidiaries is available at www.danversbank.com.

Forward Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management.  Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions.  As a result, actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact

DANVERS BANCORP, INC.

that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” “project,” “seek,” “plan” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes , such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the risk factors described in the Company’s December 31, 2009 Form 10-K, issued March 16, 2010, as updated by our Quarterly Reports on Form 10-Q, that adversely affect the business in which Danvers Bancorp, Inc. is engaged and changes in the securities market.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.